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                                                                     EXHIBIT 8.1

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              ONE NEW YORK PLAZA
                        NEW YORK, NEW YORK  10004-1980
                                 212-859-8000
                               FAX 212-859-4000


                                                            WRITER'S DIRECT LINE
June 16, 1995                                                       212-859-8171
                                                             (FAX: 212-859-8588)
Countrywide Funding Corporation
Countrywide Credit Industries, Inc.
155 North Lake Avenue
Pasadena, California 91101

Ladies and Gentlemen:

  We have acted as your special counsel in connection with the Prospectus and
Prospectus Supplement dated         , 1995 (the "Prospectus Supplement")
pertaining to your registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission, with respect to the public offering of Medium Term Notes, Series D, of Countrywide Funding Corporation (the "Notes").

  We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Prospectus Supplement captioned "Certain Federal Income Tax Considerations," to the extent that such statements constitute statements of law, reflect our opinion regarding the material federal income tax consequences of the purchase, ownership, and disposition of the Notes. No opinion is expressed on matters other than those specifically referred to herein.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

  The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                      Very truly yours,

                                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                      By:        /s/ Lee S. Parker
                                         -------------------------------------
                                                    Lee S. Parker